                                                                     Exhibit 3.7

                                                          FILED
                                         In the office of the Secretary of State
                                               of the State of California

                                                         JUNE 29 1982
                                               MARCH FONG EU. Secretary of State

                                                    by [SIGNATURE APPEARS HERE]
                                                    ----------------------------
                                                                          Deputy
                           ARTICLES OF INCORPORATION
                                      OF
                           SUMMIT CARE PHARMACY,INC.
                           ------------------------

                   One:   The name of this corporation is;
                   ---
                          Summit Care Pharmacy, Inc.

                   Two:   The purpose of this corporation is to engage in any
                   ---
lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                   Three: The name and address in the State of California of
                   -----
this corporation's initial agent for service of process are:

                        William L. Pierpoint
                        4070 Laurel Canyon Boulevard
                        Studio City, California 91604

                   Four:  This corporation is authorized to issue 100,000
                   ----
 shares, all of which shall be of one class.

                   IN WITNESS WHEREOF, for the purpose of forming this corporation under the General Corporation Law of the State of California, the undersigned has executed these Articles of Incorporation this 29th day of June, 1982.

                                                   /s/ Jeffrey S. Allen
                                                  -----------------------------
                                                  JEFFREY S. ALLEN

                   I declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                                    /s/ Jeffrey S. Allen
                                                   -----------------------------
                                                   JEFFREY S. ALLEN

[LOGO OF SUMMIT PHARMACY, INC. APPEARS HERE]


June 21, 1982



TO WHOM IT MAY CONCERN:


I hereby authorize the use of the name SUMMIT CARE PHARMACY by Summit Care Corporation, a California Corporation, 2600 W. Magnolia Burbank, California 91305.



                                           /s/ William L. Pierpoint
                                           -------------------------------------
                                           William L. Pierpoint
                                           President,
                                           SUMMIT PHARMACY INC.


                                           6/23/82
                                           -------------------------------------
                                           Date


[SEAL OF OFFICE OF THE SECRETARY OF STATE APPEARS HERE]